SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2007

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32588	77-0461529

(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)
(408) 952-6400
(The Registrant’s telephone number)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry Into a Material Definitive Agreement
ITEM 9.01: Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6

ITEM 1.01: Entry Into a Material Definitive Agreement
          At the Annual Meeting of Stockholders held on June 7, 2007, the stockholders of Covad Communications Group, Inc. (the “Company”) approved the 2007 Equity Incentive Plan (the “2007 Plan”), which replaced the Company’s existing 1997 Stock Plan (no further grants will be made under the 1997 Stock Plan). Employees (including executive officers) and consultants of the Company, and any parent, subsidiary or affiliate of the Company, as well as non-employee directors of the Company are eligible to participate in the 2007 Plan.
          The 2007 Plan provides for the grant of stock options (both nonstatutory and incentive stock options), restricted stock, restricted stock units, stock bonus awards and stock appreciation rights. Awards under the 2007 Plan will be evidenced by an agreement with the 2007 Plan participant. 7,400,000 shares of the Company’s common stock (“Shares”) are available for awards under the 2007 Plan. Under the 2007 Plan no recipient may receive more than 2,000,000 shares issuable as awards in any calendar year, other than new employees, who may receive up to a maximum of 4,000,000 shares issuable as awards granted in the calendar year in which they first commence employment.
          The Compensation Committee of the Company’s Board of Directors will administer the 2007 Plan with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Nominating and Corporate Governance Committee will administer the 2007 Plan with respect to non-employee directors. The Compensation Committee or a separate committee of one or more directors of the Company appointed by the Board of Directors will administer the 2007 Plan with respect to all other persons and awards.
          In the event of a merger or other transaction in which then-outstanding awards under the 2007 Plan are not assumed or substituted, then all such awards shall vest in full, subject to such terms as may be imposed by our Board of Directors, and shall terminate on the closing of such transaction.
          The Board of Directors may amend the 2007 Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent required by applicable laws, regulations or rules. The Board of Directors may terminate the 2007 Plan at any time and for any reason. The term of the 2007 Plan is approximately 10 years from April 26, 2007. The 2007 Plan is currently set to terminate on April 26, 2017 unless re-adopted or extended by the stockholders prior to or on such date.
          The foregoing description of the 2007 Plan is only a summary and is qualified in its entirety by reference to the 2007 Plan, which is filed as an exhibit hereto.
ITEM 9.01: Financial Statements and Exhibits
     (c) Exhibits
10.1	Covad Communications Group, Inc. 2007 Equity Incentive Plan

10.2	Covad Communications Group, Inc. 2007 Equity Incentive Plan-Form of Notice of Stock Option Grant and Stock Option Award Agreement

10.3	Covad Communications Group, Inc. 2007 Equity Incentive Plan-Form of Notice of Restricted Stock Award and Restricted Share Agreement

10.4	Covad Communications Group, Inc. 2007 Equity Incentive Plan-Form of Notice of Stock Bonus Award

10.5	Covad Communications Group, Inc. 2007 Equity Incentive Plan-Form of Notice of Restricted Stock Unit Award and Award Agreement

10.6	Covad Communications Group, Inc. 2007 Equity Incentive Plan-Form of Notice of Stock Appreciation Right Award and Award Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 12, 2007

By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Covad Communications Group, Inc. 2007 Equity Incentive Plan

10.2	Covad Communications Group, Inc. 2007 Equity Incentive Plan-Form of Notice of Stock Option Grant and Stock Option Award Agreement

10.3	Covad Communications Group, Inc. 2007 Equity Incentive Plan-Form of Notice of Restricted Stock Award and Restricted Share Agreement

10.4	Covad Communications Group, Inc. 2007 Equity Incentive Plan-Form of Notice of Stock Bonus Award

10.5	Covad Communications Group, Inc. 2007 Equity Incentive Plan-Form of Notice of Restricted Stock Unit Award and Award Agreement

10.6	Covad Communications Group, Inc. 2007 Equity Incentive Plan-Form of Notice of Stock Appreciation Right Award and Award Agreement